As filed with the Securities and Exchange
 Commission on January 6, 1997                            Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                                  SIGCORP, INC.
             (Exact name of registrant as specified in its charter)

          Indiana                                       35-1940620
   (State of Incorporation)               (I.R.S. Employer Identification No.)

                              20 N.W. Fourth Street
                         Evansville, Indiana 47735-3606
                                 (812) 465-5300
                    (Address of principal executive offices)

                         SIGCORP, INC. Stock Option Plan

                              --------------------

                                   A.E. Goebel
                             Secretary and Treasurer
                                  SIGCORP, Inc.
                              20 N.W. Fourth Street
                         Evansville, Indiana 47735-3606
                                 (812) 465-5300
       (Name and address of agent for service, including telephone number)

                              --------------------

                                    Copy to:
                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                            New York, New York 10004
                                 (212) 858-1102
                     Attention: John H. Byington, Jr., Esq.


                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                Amount             Proposed maximum         Proposed maximum           Amount of
          Title of securities                    to be              offering price         aggregate offering        registration
           to be registered                   registered              per share*                 price*                  fee*
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, without par value                 500,000                    *                   $16,012,466             $4,852.26
====================================================================================================================================

--------------

* Of the 500,000 shares available under the Plan, as of the date hereof options with respect to an aggregate of 220,665 shares have been issued and 279,335 shares remain available for the grant of future options. The proposed maximum offering price listed above has been determined pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and represents the sum of (i) $6,427,644.38, which is the aggregate exercise price for the 220,665 shares subject to options granted to date under the Plan plus (ii) $9,584,821.80, which is the product of the remaining 279,335 shares available under the Plan multiplied by a per share price of $34.31, the average of the high and low price per share on the NYSE consolidated reporting system on January 3, 1997.

                                     PART I

                  A prospectus setting forth the information required by Part I of Form S-8 will be distributed to Plan participants as specified by Rule 428(b)(1)(i) under the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  The following documents which have heretofore been filed by SIGCORP, Inc. (the "Company") (File No. 33-57381) with the Securities and Exchange Commission the ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

                  1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

                  2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

                  3. Description of the Company's capital stock contained in the Company's registration statement under the 1934 Act, including any amendment of report filed for the purpose of updating such description.

                  All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

                  The  Registrant's   By-Laws  permits  the  indemnification  of
officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

                  Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Company is entitled under The Indiana General Corporation Act, which provides for indemnification by a corporation of its officers and directors under certain circumstances and subject to specified limitations as set forth therein.

                  The Registrant also has an insurance policy covering its liabilities and expenses which may arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Officers and directors of the Registrant are covered under this policy for certain other liabilities and expenses.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

Exhibit
Number                                           Description
------                                           -----------

4(a)     -        Restated  Articles of  Incorporation  of the Company (filed as
                  Exhibit 3(a) to the Company's  registration  statement on Form
                  S-4, as amended (File No. 33-57381), and incorporated herein by reference).

4(b)     -        By-Laws of the Company (filed as Exhibit 3(b) to the Company's registration  statement  on Form  S-4,  as  amended  (File No.
                  33-57381), and incorporated herein by reference).

4(c)     -        Rights  Agreement  dated as of  December  31,  1995  (filed as
                  Exhibit 4.1 to the  Company's  Registration  Statement on Form
                  8-B  (File  No.   001-11603),   and  incorporated   herein  by
                  reference).

5        -        Opinion of Messrs.  Bamberger,  Foreman, Oswald and Hahn as to
                  the legality of  securities  offered  under the SIGCORP,  Inc.
                  Stock Option Plan, including their consent.

23(a)    -        Consent of Arthur Andersen LLP.

23(b)    -        Consent of Counsel  (contained in the Opinion of the Company's
                  Counsel, Exhibit 5 hereto).

Item 9.  Undertakings.

                  (1)  The undersigned Registrant hereby undertakes:

                  (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs are contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

                  (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                     EXPERTS

                  Unless otherwise indicated, the financial statements and schedules incorporated by reference herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.


                                  LEGAL OPINION

                  The legality of the Common Stock offered pursuant to the Registration Statement has been passed upon for the Company by Bamberger, Foreman, Oswald & Hahn, Evansville, Indiana.

                                   SIGNATURES

                  The Registrant: Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 6th day of January, 1997.

                                                 SIGCORP, INC.


                                                     /s/
                                                 __________________________
                                                 By:  A.E. Goebel
                                                 Secretary and Treasurer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on dates indicated.


Signatures:                  Title:                            Date:
-----------                  ------                            -----

    /s/
________________________
RONALD G. REHERMAN           Chairman of the Board,            December 19, 1996
                             President, Chief Executive
                             Officer and Director
                             (Principal Executive Officer)


    /s/
________________________
ANDREW E. GOEBEL             Secretary and Treasurer           January 6, 1997
                             (Principal Financial and
                             Accounting Officer)


    /s/
________________________
JOHN M. DUNN                 Director                          January 6, 1997


    /s/
________________________
JOHN D. ENGELBRECHT          Director                          December 20, 1996


    /s/
________________________
ROBERT L. KOCH, II           Director                          January 6, 1997


    /s/
________________________
JERRY A. LAMB                Director                          December 20, 1996


    /s/
________________________
DONALD A. RAUSCH             Director                          January 6, 1997


    /s/
________________________
RICHARD W. SHYMANSKI         Director                          January 6, 1997


    /s/
________________________
DONALD E. SMITH              Director                          December 23, 1996

    /s/
________________________
JAMES S. VINSON              Director                          December 28, 1996


    /s/
________________________
NORMAN P. WAGNER             Director                          January 6, 1997

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------


                                    EXHIBITS

                                   filed with

                             Registration Statement

                                       on

                                    Form S-8

                                      under

                           The Securities Act of 1933

                               -------------------


                         SIGCORP, INC. Stock Option Plan



                                  SIGCORP, INC.
             (Exact name of registrant as specified in its charter)

================================================================================

                                  EXHIBIT INDEX


                         SIGCORP, Inc. Stock Option Plan


Exhibit                                                              Sequential
Number                                 Description                   Page Number
------                                 -----------                   -----------


4(a)          -   Restated   Articles  of  Incorporation  of  the         *
                  Company (filed as Exhibit 3(a) to the Company's registration statement on Form S-4, as amended
                  (File No. 33-57381), and incorporated herein by reference).

4(b)          -   By-Laws of the Company  (filed as Exhibit  3(b)         *
                  to the Company's registration statement on Form
                  S-4,  as  amended  (File  No.  33-57381),   and
                  incorporated herein by reference).

4(c)          -   Rights  Agreement dated as of December 31, 1995         *
                  (filed  as   Exhibit   4.1  to  the   Company's
                  registration  statement  on Form 8-B  (File No.
                  001-  11603),   and   incorporated   herein  by
                  reference).

5             -   Opinion of Messrs.  Bamberger,  Foreman, Oswald
                  and Hahn as to the legality of securities offered under the SIGCORP, Inc. Stock Option
                  Plan, including their consent.

23(a)         -   Consent of Arthur Andersen LLP.

23(b)         -   Consent of Counsel (contained in the Opinion of
                  the Company's Counsel, Exhibit 5 hereto).



----------------------------------

*  Incorporated by reference.

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 1996 included in SIGCORP's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.



                                       ARTHUR ANDERSEN LLP

Chicago, Illinois
December 30, 1996

                                       December 4, 1996



SIGCORP, Inc.
20 N.W. Fourth Street
Evansville, IN  47708

In Re:   SIGCORP, Inc.Registration Statement on Form S-8 -
         SIGCORP, Inc. Stock Option Plan (the "Plan")

Ladies and Gentlemen:

In connection with the proposed issuance by SIGCORP, Inc., an Indiana corporation ("SIGCORP"), of up to 500,000 shares of SIGCORP's common stock without par value (the "Shares") for purchase pursuant to options granted under the Plan and with respect to which a Registration Statement on Form S-8 has been prepared for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), we have examined such corporate records, other documents and questions of law as we considered necessary for the purposes of this opinion.

We are of the opinion that when:

A. The applicable provisions of the Securities Act and of state securities or blue sky laws shall have been complied with, and

B. SIGCORP's Board of Directors shall have duly authorized the issuance of the Shares, and the Shares shall have been duly issued and paid for in an amount not less than the "Fair Market Value", as defined in the Plan, and as set forth in the corporate action taken to authorize the issuance of the Shares, the Shares will be legally issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement on Form S-8 referred to above, filed in connection with the Plan.

                                       Very truly yours,

                                       BAMBERGER, FOREMAN, OSWALD AND HAHN


                                       /s/
                                       Robert M. Becker